SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1933

July 10, 2002
Date of Report (date of earliest event reported)

Occam Networks, Inc.
(Exact name of Registrant as specified in its charter)

Delaware		77-0442752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

77 Robin Hill Road  Santa Barbara, California 93117
(Address of principal executive offices)

(805) 692-2900
(Registrant’s telephone number, including area code)

Item 4.    Changes in Registrant’s Certifying Accountant

(b)  New Independent Accountant.

Occam Networks, Inc. (the “Registrant”), a Delaware corporation, is providing notice of the appointment of PricewaterhouseCoopers LLP as its independent public accountants. As previously reported on Registrant’s Form 8-K dated May 14, 2002, Accelerated Networks, Inc., a Delaware corporation acquired Occam Networks Inc., a California corporation (“Occam CA”). After the completion of the merger, Accelerated Networks filed a certificate of amendment to its amended and restated certificate of incorporation with the Secretary of State of Delaware in order to change the name of the corporation to “Occam Networks, Inc.” In connection with the change of the registrant’s name to “Occam Networks, Inc.”, the Registrant caused the trading symbol for its common stock to be changed from “ACCL” to “OCCM.” The Registrant’s common stock is currently trading on the Nasdaq National Market under the symbol “OCCM.” Former Occam CA stockholders acquired control of approximately 64% the Accelerated Networks’ outstanding common stock upon the close of the merger. This change of control is deemed a reverse acquisition and requires the Registrant to appoint a certifying accountant. Prior to the merger, PricewaterhouseCoopers LLP was the independent accountant for Accelerated Networks, and Ernst and Young LLP was the independent accountant for Occam CA.

On July 9, 2002, the audit committee of the board of directors of the Registrant adopted resolutions reappointing PricewaterhouseCoopers LLP as the Registrant’s independent public accountants. PricewaterhouseCoopers, LLP has notified the Registrant that it has accepted the engagement. The Registrant dismissed Ernst & Young LLP on the following day of the appointment of PricewaterhouseCoopers LLP. Based upon the decision of the audit committee, the board of directors of the Registrant ratified the appointment of PricewaterhouseCoopers LLP as the Registrant’s independent public accountants on July 12, 2002.

The report dated February 6, 2002 of Ernst & Young LLP with respect to the audited financial statements of Occam CA as of December 31, 2001 and 2000 included in the Registration Statement Form S-4 and related joint proxy statement/prospectus of Accelerated Networks, Inc. (No. 333-75816), filed with the Securities and Exchange Commission, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles, but was qualified as to substantial doubt about the ability of Occam CA to continue as a going concern.

During the two most recent fiscal years of Occam CA, ended December 31, 2001 and 2000, respectively, and the subsequent interim period to the date of this filing, there were no disagreements between Occam CA and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in connection with its reports.

None of the kinds of events described in Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years of Occam CA and the subsequent interim period to the date of this filing. During the two most recent fiscal years of Occam CA and the subsequent interim period to the date of this filing, Occam CA did not consult with PricewaterhouseCoopers LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The Registrant provided Ernst & Young LLP and PricewaterhouseCoopers LLP with copies of the disclosures set forth herein. Attached as Exhibit 99.1 is a copy of Ernst & Young LLP’s letter dated July 10, 2002 stating that it has found no basis for disagreement with such statements.

Item 7.    Financial Statements and Exhibits

(c)  Exhibits.    The following exhibits are filed with this report.

Exhibit Number	Description

99.1	Letter from Ernst & Young LLP dated July 10, 2002

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Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2002

OCCAM NETWORKS, INC.

By:	/s/ HOWARD BAILEY
Howard Bailey Chief Financial Officer (Principal Financial and Accounting Officer)

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EXHIBIT INDEX

Exhibit Index	Description

99.1	Letter from Ernst & Young LLP dated July 10, 2002